UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1610 East Saint Andrew Place, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 15, 2018, the Compensation Committee of the Board of Directors of Collectors Universe, Inc. (the “Company”) approved and, pursuant to that approval, the Company and Joseph J. Orlando, its Chief Executive Officer, entered into a First Amendment to Employment Agreement (the “First Amendment”), which extends the term of Mr. Orlando’s existing Employment Agreement and his employment thereunder for one year to October 9, 2019 and makes certain other related changes thereto. The foregoing description of the First Amendment is qualified in its entirety by reference to the copy thereof which is attached hereto as Exhibit 10.99 and incorporated into this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure of Directors

A. Clinton Allen, Robert G. Deuster and Van Simmons, all of whom are non-employee directors, have decided to retire from the Board of Directors and have advised the Chairman of the Board they will not be standing for re-election to the Board at the upcoming Annual Stockholders Meeting to be held on December 4, 2018. Their decisions to retire from the Board are not the result of any disagreements with the Board of Directors or management of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.99	First Amendment to Joseph J. Orlando’s Employment Agreement, extending the term of that Agreement and his employment as CEO to October 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: October 18, 2018	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description
10.99	First Amendment to Joseph J. Orlando’s Employment Agreement, extending the term of that Agreement and his employment as CEO to October 9, 2019.

E-1